Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of Webus International Limited for the year ended June 30, 2025.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

December 5, 2025